EXHIBIT 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A of Janus Aspen Series.

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Denver, Colorado
October 23, 1996